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                                 EXHIBIT 11.1

                           CRITICARE SYSTEMS, INC.

        INFORMATION REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
               FOR THE YEARS ENDED JUNE 30, 1996, 1995 and 1994


                                                        For the Years Ended
                                               --------------------------------------
                                                 June 30,     June 30,     June 30,
                                                   1996         1995         1994
                                               ------------  -----------  -----------
PRIMARY EARNINGS (LOSS) PER COMMON SHARE:
 Net earnings (loss)                           $(4,330,989)  $   105,643  $    64,141
                                               ===========   ===========  ===========
 Shares applicable:
   Weighted average number of shares
    outstanding during the period                6,913,557     6,697,218    6,697,218
   Outstanding stock options -
    net issuable under treasury
    stock method                                                  12,267       22,761
                                               -----------   -----------  -----------
TOTAL SHARES APPLICABLE                          6,913,557     6,709,485    6,719,979
                                               ===========   ===========  ===========
Primary earnings (loss) per common share       $      (.63)  $       .02  $       .01
                                               ===========   ===========  ===========
FULLY DILUTED EARNINGS (LOSS) PER COMMON
 SHARE:
   Net earnings                                $(4,330,989)  $   105,643  $    64,141
                                               ===========   ===========  ===========
 Shares applicable:
    Weighted average number of shares
      outstanding during the period              6,913,557     6,697,218    6,697,218
    Outstanding stock options -
      net issuable under treasury stock method                    67,018       22,761
                                               -----------   -----------  -----------
TOTAL SHARES APPLICABLE                          6,913,557     6,764,236    6,719,979
                                               ===========   ===========  ===========
Fully diluted earnings (loss) per share        $      (.63)  $       .02  $       .01
                                               ===========   ===========  ===========


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